UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2007
VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0727173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0040
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

     This Current Report on Form 8-K is filed by Visual Sciences, Inc., a Delaware corporation formerly known as WebSideStory, Inc. (the “Company”), in connection with the matters described herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.
     On October 24, 2007, the Company entered into an amendment (the “Amendment”) to that certain Executive Employment Agreement (the “Original Executive Employment Agreement”) effective as of October 29, 2006 by and between the Company and James W. MacIntyre, IV, President and Chief Executive Officer of the Company (the “Executive”). The Amendment modified certain provisions of the Original Executive Employment Agreement relating to relocation and travel by the Executive. A copy of the Amendment is attached hereto as Exhibit 10.1.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement by and between the Company and James W. MacIntyre, IV, dated October 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL SCIENCES, INC.
Date: October 29, 2007	By:	/s/ Andrew S Greenhalgh
Andrew S. Greenhalgh
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement by and between the Company and James W. MacIntyre, IV, dated October 24, 2007.